As filed with the Securities and Exchange Commission on March 8, 2013
Registration No. 333-167789

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PERNIX SLEEP, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0161599
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

440 Stevens Avenue, Suite 200,
Solana Beach, CA 92075
(858) 480-0400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cooper C. Collins
Chief Executive Officer
Pernix Sleep, Inc.
440 Stevens Avenue, Suite 200,
Solana Beach, CA 92075
(858) 876-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael E. Sullivan, Esq. Latham & Watkins LLP 12636 High Bluff Drive, Suite 400 San Diego, CA 92130 (858) 523-5400	Allen E. Frederic, III Jones Walker L.L.P. 201 St. Charles Avenue New Orleans, LA 70170-5100 (504) 582-8000

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-3 (Registration No. 333-167789) filed on June 25, 2010, pertaining to Debt Securities, Preferred Stock, Common Stock, Debt Warrants and Equity Warrants to Purchase Debt Securities, Common Stock or Preferred Stock of  Pernix Sleep, Inc.

The undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement which remain unissued.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 8, 2013.

PERNIX SLEEP, INC.

Date: March 8, 2013	By:	/s/ Cooper C. Collins
Name: Cooper C. Collins
Its: President and Chief Executive Officer

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